Exhibit 99.1

NEWS RELEASE

	Contacts:	James E. Braun, CFO
Newpark Resources, Inc.
281-362-6800

FOR IMMEDIATE RELEASE		Ken Dennard, Managing Partner
Dennard Rupp Gray & Easterly, LLC
ksdennard@drg-e.com
713-529-6600
NEWPARK RESOURCES REPORTS FIRST QUARTER 2007 RESULTS
     THE WOODLANDS, TX — MAY 3, 2007 — Newpark Resources, Inc. (NYSE: NR) today announced results for the first quarter ended March 31, 2007.
     Total revenues were $171.8 million for the first quarter of 2007 compared to $166.5 million for the first quarter of 2006. Income from continuing operations was $7.5 million in the first quarter of 2007, or $0.08 per share. Excluding $2.4 million of legal costs associated with the 2005 accounting restatement and the recent agreement to settle the resulting litigation, first quarter 2007 income from continuing operations was $9.0 million, or $0.10 per diluted share, as set forth on the attached Non-GAAP Earnings Reconciliation. Income from continuing operations for the first quarter of 2006 was $6.5 million, or $0.07 per share.
     Paul Howes, President and Chief Executive Officer of Newpark, stated, “We are pleased to report our continued improvement in operating results for the first quarter of 2007 on record revenues, while we have also maintained our focus on cash management, reducing our total debt by $18 million in the quarter. The settlement of the shareholder litigation announced last month allows our team to focus 100% of our efforts on increasing shareholder value. Highlights for the quarter include the awarding of a new contract with a major oil company to provide fluid systems and engineering support to their operations in the U.S., securing a three-year deepwater offshore contract in the Gulf of Mexico, and on the international front, winning our first trials in Egypt.”

     The Fluid Systems and Engineering segment and Mats and Integrated Services segment generated operating margins of 13.3% and 15.8%, respectively, in the first quarter of 2007. These results represent improvements in both segments from the 11.0% operating margins generated by each segment during the first quarter of 2006.
     Howes added, “The results from the Environment Services business were also very strong in the first quarter of 2007, generating an operating margin of 18.0%, compared to an 11.7% operating margin generated in the first quarter of 2006. Meanwhile, the sale process related to the Environmental Services business continues to progress.
     “We continue to drive our corporate strategy and initiatives that were announced in our fourth quarter release and conference call. By finalizing the settlement of our shareholder litigation and completing the sale of our Environmental Services business, we will be well positioned to execute the next steps of our strategy and continue to improve shareholder value,” concluded Howes.
CONFERENCE CALL
     In conjunction with this release, Newpark has scheduled a conference call, which will be broadcast live over the Internet, on Friday, May 4, 2007 at 9:30 a.m. Eastern Time / 8:30 a.m. Central Time. To participate in the call, dial (303) 262-2140 and ask for the Newpark Resources conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through May 11, 2007 and may be accessed by dialing (303) 590-3000 and using pass code 11087627#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
     Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the results of several class action and derivative lawsuits against Newpark and certain of our current and former directors and former officers; the results of the internal investigation into accounting matters by Newpark’s Audit Committee and the investigation of the matter by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
Tables to follow

Newpark Resources, Inc.
Consolidated Statements of Operations

(Unaudited)	Quarter Ended March 31,
(In thousands, except per share data)	2007	2006

Revenues	$171,800	$166,458
Cost of revenues	147,420	148,058

	24,380	18,400

General and administrative expenses	8,155	3,329

Operating income	16,225	15,071

Foreign currency exchange loss	114	105
Interest expense, net	4,444	4,792

Income from continuing operations before income taxes	11,667	10,174
Provision for income taxes	4,206	3,639

Income from continuing operations	7,461	6,535
Loss from discontinued operations, net of taxes	(227)	(350)

Net income	$7,234	$6,185

Basic weighted average common shares outstanding	89,829	89,048
Diluted weighted average common shares outstanding	90,248	90,131

Net income per common share (basic and diluted):
Continuing operations	$0.08	$0.07
Discontinued operations	(0.00)	(0.00)

Net income per common share	$0.08	$0.07

Newpark Resources, Inc.
Segment Comparison

(Unaudited)	Quarter Ended
	March 31,	December 31,	March 31,
(In thousands)	2007	2006	2006

Segment revenues
Fluids systems and engineering	$125,298	$129,091	$115,289
Mats and integrated services	28,565	21,704	33,830
Environmental services	17,937	16,537	17,339

Total Segment Revenues	$171,800	$167,332	$166,458

Segment operating income
Fluids systems and engineering	$16,630	$20,636	$12,660
Mats and integrated services	4,518	1,904	3,707
Environmental services	3,232	1,696	2,033

Total Segment Operating Income	$24,380	$24,236	$18,400

Segment operating margin
Fluids systems and engineering	13.3%	16.0%	11.0%
Mats and integrated services	15.8%	8.8%	11.0%
Environmental services	18.0%	10.3%	11.7%

Total Segment Operating Margin	14.2%	14.5%	11.1%

Newpark Resources, Inc.
Consolidated Balance Sheets

	March 31,	December 31,
(In thousands)	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,007	$13,218
Accounts receivable, net	160,928	156,221
Inventories	105,203	111,740
Deferred tax asset	25,467	22,970
Prepaid expenses and other current assets	12,528	13,014
Assets of discontinued operations	2,583	2,555

Total current assets	307,716	319,718

Property, plant and equipment, net	230,687	227,962
Goodwill	55,294	55,143
Deferred tax asset	—	5,348
Other intangible assets, net	11,258	11,623
Other assets	7,455	7,875

	$612,410	$627,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Foreign bank lines of credit	$7,472	$10,938
Current maturities of long-term debt	6,452	4,208
Accounts payable	40,395	43,859
Accrued liabilities	39,058	42,809
Liabilities of discontinued operations	94	181

Total current liabilities	93,471	101,995

Long-term debt, less current portion	181,201	198,186
Deferred tax liability	1,337	—
Other noncurrent liabilities	4,428	4,345

Total liabilities	280,437	304,526

Common Stock	899	897
Paid-in capital	446,303	444,763
Accumulated other comprehensive income	8,744	7,940
Retained deficit	(123,973)	(130,457)

Total stockholders’ equity	331,973	323,143

	$612,410	$627,669

Newpark Resources, Inc.
Non-GAAP Earnings Reconciliation
Continuing Operations

(Unaudited)	Quarter Ended March 31,
(In thousands, except per share data)	2007	2006

Income before taxes	$11,667	$10,174
Litigation settlement	2,441	—

Income (adjusted)	14,108	10,174
Tax effect	5,093	3,639

Income after tax (adjusted)	$9,015	$6,535

Diluted shares outstanding	90,248	90,131

Non-GAAP earnings per share	$0.10	$0.07

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